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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 8, 2001, accompanying the consolidated financial statements in the Annual Report of Raining Data Corporation on Form 10-KSB for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Raining Data Corporation on Forms S-8 (File Nos. 333-50996, 333-33672, 333-64027, 333-38449,
33-65538, 33-81008, 33-46166, and 33-32677).


/s/ GRANT THORTON LLP


Irvine, California
June 8, 2001